EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Harvard Bioscience, Inc. and subsidiaries:

We consent to the incorporation by reference in Registration Statements Numbers 333-53848, 333-104544 and 333-135418 on Form S-8 of Harvard Bioscience, Inc. and subsidiaries of our report dated March 11, 2008, with respect to the consolidated balance sheets of Harvard Bioscience, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and our report dated March 11, 2008 with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K/A of Harvard Bioscience, Inc.

Our reports include an explanatory paragraph regarding the adoption of the Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006, Statement of Financial Accounting Standards, No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106 and 132(R), effective December 31, 2006, and the Company changed its method of quantifying errors in 2006.

Our report dated March 11, 2008, on the effectiveness of internal control over financial reporting contains an explanatory paragraph that states that Harvard Bioscience, Inc. acquired Panlab s.l. (“Panlab”) during 2007, and management excluded from its assessment of the effectiveness of Harvard Bioscience, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2007, Panlab’s internal control over financial reporting associated with total assets of $11,895,236 and total revenues of $2,939,872 included in the consolidated financial statements of Harvard Bioscience, Inc. and subsidiaries’ as of and for the year ended December 31, 2007. Our audit of internal control over financial reporting of Harvard Bioscience, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Panlab.

/s/ KPMG LLP

Boston, Massachusetts

March 12, 2008